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                                                                    Exhibit 99.1
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                         NEWS FROM PC CONNECTION, INC.
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  730 Milford Road, Merrimack, NH 03054 * 603-423-2167 * www.pcconnection.com


For more      PC Connection, Inc.
information   Mark A. Gavin
contact:      Senior Vice President of Finance and Chief Financial Officer
              (603) 423-2451

              Cyberian Outpost, Inc.
              Christopher J. Walls
              VP, Corporate Counsel
              (860) 927-2318
              FOR IMMEDIATE RELEASE
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           PC CONNECTION AND CYBERIAN OUTPOST PROVIDE MERGER UPDATE

MERRIMACK, NH - AUGUST 22, 2001 - PC Connection, Inc. (NASDAQ: PCCC) and Cyberian Outpost, Inc. (NASDAQ: COOL), announced today that PC Connection has determined, in response to an inquiry from Cyberian Outpost, Inc. (NASDAQ:
COOL), that if Cyberian Outpost is unable to fulfill the net worth condition in the Merger Agreement between the two parties, PC Connection will not waive that condition. Cyberian Outpost has informed PC Connection that it may not be able to fulfill this net worth condition. The failure of Cyberian Outpost to meet this condition would mean that the merger between the two parties would not be consummated. In light of these developments, Cyberian Outpost has initiated conversations with other interested parties with respect to a possible acquisition.

Darryl Peck, President and Chief Executive Officer of Cyberian Outpost, noted, "In the past week Cyberian took over 13,000 orders which represented $4.1 million in revenues."

Wayne Wilson, President and Chief Operating Officer of PC Connection, said, "We believe that due to the strength of our core business -- selling high-end technology products and solutions to small- and medium-sized businesses, educational institutions, and government agencies -- PC Connection will continue to be a leader in the information technology marketplace."

ABOUT PC CONNECTION, INC.

PC Connection, Inc., a Fortune 1000 company, is a rapid-response provider of information technology products and solutions. The Company offers more than 100,000 brand-name products through its staff of technically-trained outbound sales account managers and catalog telesales representatives, its comprehensive web sites at www.pcconnection.com, www.macconnection.com and www.comteq.com, and
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its catalogs PC Connection (1-800-800-5555) and MacConnection (1-800-800-2222).
Through its full-service Distribution and Custom-Configuration Center, PC Connection can deliver custom-configured computer systems overnight.

ABOUT OUTPOST.COM

Outpost.com, established in 1995, is a leading Internet retailer of consumer technology products. Outpost.com has been named the top-rated consumer shopping experience on the web by the on-line shoppers' rating service Bizrate.com, receiving the "Circle of Excellence Award" for Holiday 2000 and the 1999, 2000 and 2001 #1 PowerRanking for Computing by Forrester Research. Today, Outpost.com has an existing customer base of over 1.4 million. The Company has partnered with leading consumer electronics retailer Tweeter Home Entertainment Group expanding its clicks and mortar presence. As a full service provider (FSP), Outpost.com provides its partners with e-commerce solutions encompassing site design, site maintenance, order management and fulfillment.
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OTHER IMPORTANT INFORMATION

PC Connection has filed a Registration Statement on SEC Form S-4 (File Number 333-63272) in connection with the merger, including therein a Proxy Statement/Prospectus for the stockholders of Cyberian Outpost containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. The Registration Statement and the Proxy Statement/Prospectus contain important information about PC Connection, Cyberian Outpost, and the merger and related matters. Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov.

In addition to the Registration Statement and the Proxy Statement/Prospectus, PC Connection and Cyberian Outpost files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by PC Connection and Cyberian Outpost at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. PC Connection's and Cyberian Outpost's filings with the Commission also are available to the public from commercial document-retrieval services and at the web site maintained by the Commission at http//www.sec.gov.

Cyberian Outpost, its directors, executive officers and certain members of management and employees may be considered participants in the solicitation of proxies in connection with the merger. Information concerning Cyberian Outpost's directors and executive officers can be found in the Form 10-K for the year ended February 28, 2001 as filed with the SEC. Certain directors and executive officers of Cyberian Outpost may have direct or indirect interests in the merger due to securities holdings, vesting of options, and rights to severance payments if their employment is terminated following the merger. In addition, directors and officers, after the merger, will be indemnified by PC Connection, and benefit from insurance coverage, for liabilities that may arise from their service as directors and officers of Cyberian Outpost prior to the merger. Additional information regarding the participants in the solicitation is contained in the Proxy Statement/Prospectus.

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"Safe Harbor" Statement for PC Connection, Inc. under the Private Securities
Litigation Reform Act of 1995: This release may contain forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the consummation of the proposed merger with Cyberian Outpost and other risks detailed under the caption "Factors That May Affect Future Results and Financial Condition" in PC Connection's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2000. These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties include whether the proposed merger with Cyberian Outpost will be consummated and PC Connection's status as a creditor of Cyberian Outpost.
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"Safe Harbor" Statement for Cyberian Outpost, Inc. under the Private Securities
Litigation Reform Act of 1995: This press release may contain forward-looking statements, including statements about our intention to consummate the proposed merger. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors. Potential risks and uncertainties include, but are not limited to: the inability to consummate the merger due to the stockholders not approving the merger or the inability of Cyberian Outpost to fulfill the closing conditions set forth in the agreement, computer sales may continue to slow, and/or its average order size may decrease; the ability to attract and retain key personnel and customers; actual results in connection with continuing or discontinued operations and other risks detailed in Cyberian Outpost's reports filed with the Securities and Exchange Commission. In the event the merger is not consummated, potential risks and uncertainties include, but are not limited to the availability of continued financing; Cyberian Outpost's ability to address its financing obligations in light of its existing debt obligations and market conditions; the results of efforts to implement the company's business strategy, including filing for restructuring; Cyberian Outpost may be unable to enter into strategic alternatives on favorable terms or at all, the uncertainty of Cyberian Outpost's ability to continue as a going concern, the possibility of delisting of Cyberian Outpost's common stock from the Nasdaq National Market and the effect that Cyberian Outpost's financial condition may have on the willingness of customers to purchase product from Outpost.com or on its relationships with vendors and suppliers and their willingness and ability to supply Cyberian Outpost with inventory.
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